Exhibit 99.1

Eiger BioPharmaceuticals Reports First Quarter 2020 Financial Results and Provides Business Update

PALO ALTO, Calif., May 7, 2020 — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), focused on the development and commercialization of targeted therapies for serious rare and ultra-rare diseases, today reported financial results for first quarter 2020 and provided a business update.

“We achieved key milestones this quarter across programs, including Eiger’s first NDA and MAA submissions. Lonafarnib would be the first approved treatment for patients with Progeria and Progeroid Laminopathies,” said David Cory, President and CEO of Eiger. “As previously announced, due to the impact of COVID-19, we anticipate full enrollment of our global Phase 3 HDV D-LIVR study in 2021, and we continue to enroll and dose patients. Peginterferon lambda in HDV is now Phase 3-ready, after harmonizing a single pivotal study with FDA and EMA. In addition, we look forward to future results from ongoing investigator sponsored studies of peginterferon lambda in COVID-19 patients.”

Recent Highlights and Upcoming Milestones

Lonafarnib in Progeria and Progeroid Laminopathies

•	Marketing Authorization Application (MAA) validated by EMA

•	Accelerated Assessment for MAA granted by EMA

•	New Drug Application (NDA) submitted to FDA in March 2020

Lonafarnib in Hepatitis Delta Virus (HDV)

•	Phase 3 D-LIVR study (N=400) continues to enroll and dose patients

•	Full enrollment expected in 2021 due to previously announced impact of COVID-19

•	Prioritizing the safety of D-LIVR patients, study continuity, and study integrity

Peginterferon Lambda in HDV

•	Single pivotal Phase 3 study harmonized with FDA and EMA

•	Phase 2 LIFT (combo with lonafarnib) end-of-treatment data planned for EASL 2020

Peginterferon Lambda in COVID-19

•	First patients dosed at Stanford University

•	Six International Investigator Sponsored Studies initiating and enrolling

First Quarter 2020 Financial Results

Cash, cash equivalents, and short-term investments as of March 31, 2020 totaled $77.6 million compared to $95.0 million at December 31, 2019, a decrease of $17.4 million.

The Company reported net loss of $15.2 million, or $0.62 per share, for first quarter 2020, as compared to $17.2 million, or $0.90 per share, for first quarter 2019.

Research and Development expenses were $9.5 million for first quarter 2020, as compared to $12.9 million for first quarter 2019. The decrease was primarily due to lower clinical trial related expenses, including clinical material costs.

General and Administrative expenses were $5.2 million for first quarter 2020, as compared to $4.1 million for first quarter 2019. The increase was primarily due to increases in employee-related costs, including stock-based compensation, from increased headcount.

Total operating expenses include total non-cash expenses of $2.0 million for first quarter 2020, as compared to $1.4 million for the same period in 2019. As of March 31, 2020, the Company had 24.6 million of common shares outstanding.

About Eiger

Eiger is a late-stage biopharmaceutical company focused on the development and commercialization of first-in-class, well-characterized drugs for serious rare and ultra-rare diseases for patients with high unmet medical needs, for which no approved therapies exist.

Eiger has completed NDA and MAA submissions for lonafarnib for the treatment of Hutchinson-Gilford Progeria Syndrome (HGPS or Progeria) and Progeroid Laminopathies. Eiger has also established a global Managed Access Program, expected to span more than 40 countries, to ensure all children and young adults with Progeria and Progeroid Laminopathies have access to treatment.

The company’s lead program is in Phase 3, developing lonafarnib, a first-in-class oral prenylation inhibitor for the treatment of Hepatitis Delta Virus (HDV) infection. The company is also advancing peginterferon lambda, a first-in-class interferon, toward registration for the treatment of HDV. For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward-looking statements. These forward-looking statements include terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “contemplate,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our anticipating significant milestones in 2020, the timing of our ongoing and planned clinical development, including the potential for approval of our lonafarnib product candidate in the US and EU for Progeria and Progeroid Laminopathies; our progression and enrollment of our Phase 3 D-LIVR study in HDV; our ability to maintain supply of our clinical trial materials; our announcement of data from the trial of lambda and lonafarnib boosted with ritonavir for HDV (LIFT); our plans to advance Peginterferon Lambda in HDV in the US and EU; our plans for continued advancement of avexitide in registration trials;

and our plans to initiate and conduct clinical studies of peginterferon lambda in coronavirus; our ability to transition into a commercial stage biopharmaceutical company; our ability to finance the continued advancement of our development pipeline products; that the company’s expectations regarding the effects of COVID-19 on the Company’s trials and development may be incorrect; and the potential for success of any of our product candidates. These statements concern product candidates that have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). No representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including the risks described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Eiger’s subsequent filings with the SEC. Eiger does not assume any obligation to update any forward-looking statements, except as required by law.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors and Media:

Ingrid Choong, PhD

(650) 619-6115

ichoong@eigerbio.com

Sri Ryali

(650) 272-6138

sryali@eigerbio.com

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Three Months Ended March 31,	Year Ended December 31,
	2020	2019(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$22,629	$39,373
Debt securities, available-for-sale	54,978	55,621
Prepaid expenses and other current assets	4,858	5,390

Total current assets	82,465	100,384
Property and equipment, net	638	590
Operating lease right-of-use assets	1,539	1,654
Other assets	3,781	2,511

Total assets	$88,423	$105,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$13,433	$16,949
Other liabilities	31,769	31,710
Stockholders’ equity	43,221	56,480

Total liabilities and stockholders’ equity	$88,423	$105,139

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended
	March 31,
	(unaudited)
	2020	2019
Operating expenses:
Research and development(1)	$9,481	$12,868
General and administrative(1)	5,241	4,057

Total operating expenses	14,722	16,925

Loss from operations	(14,722)	(16,925)
Interest expense	(884)	(765)
Interest income	367	511
Other income (expense), net	—	(10)

Net loss	$(15,239)	$(17,189)

Net loss per common share:
Basic and diluted	$(0.62)	$(0.90)

Shares used to compute net loss per common share:
Basic and diluted	24,501,350	19,168,448

(1)	Includes stock-based compensation expense of:

	Three Months Ended
	March 31,
	2020	2019
Research and development	$389	$365
General and administrative	1,240	830

Total stock-based compensation expense	$1,629	$1,195